Filed Pursuant to Rule 433
Registration Statement No. 333-208507

RBC Capital Markets

Guarded Growth: Absolute Return Notes

What are the key features of Absolute Return Notes?

- **Absolute Return Feature:** Provides the investor with a positive return if the underlying index performance is *negative* at maturity. This feature typically applies to the first 10-30% decline in the underlying index, depending on the Note
- **Partial or contingent principal protection against a market correction:** These Notes typically limit exposure to a market correction of usually 10-30%, either in the form of a Buffer (partial principal protection) or Barrier (contingent principal protection), depending on the Note and subject to the credit risk of the issuer[1]. Usually, the absolute return feature applies down to the relevant Buffer or Barrier level
- **Upside participation** in the positive performance of the underlying index. In some cases, participation can be greater than 100% of the underlying index performance
- **Senior unsecured debt** issued by Royal Bank of Canada (RBC)
- **Flexibility** to be linked to the performance of a broad-based benchmark equity index (the "underlying index"), such as the S&P 500® Index, and/or other underlying indexes, ETFs, sectors and single stocks
- **Complement or an alternative** to traditional equity investments such as ETFs and mutual funds for their potential to outperform in one or more of the following types of return environments, depending on the structure: bearish, moderately bearish, moderately bullish, or bullish

Why would an investor purchase Absolute Return Notes?

An investor would allocate a portion of their diversified portfolio to Absolute Return Notes if they:

- **Are concerned about a market decline** and want a positive return even if the market return is negative at maturity. The absolute return feature would only apply down to the stated Buffer or Barrier level
- **Want participation in market gains** with the potential to outperform, depending on the terms of the Note
- **Are comfortable with partial or full principal at risk** should the level of the underlying index be lower than the Buffer or Barrier at the maturity of the Note
- **Are interested in an investment that may generate** long-term capital gain or loss for U.S. federal income tax purposes if they hold the Note for more than one year
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding** the Notes until their stated maturity

Selected Risk Factors

- **Limitation of Absolute Return Feature:** Only applicable down to the stated Buffer or Barrier level; below such level the absolute return feature will not apply
- **Potential Loss of Principal:** Investors will lose some or a substantial portion of their initial investment if the underlying index declines by more than the Buffer or Barrier at the maturity of the note. Investors in a Note with a Barrier feature could lose all of their initial investment.
- **No Dividends:** Investors do not receive dividends paid by the underlying index or its constituent stocks
- **Limited Secondary Markets:** Notes may have a limited or no secondary market. Prior to maturity, the price at which the Notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Credit Risk:** Notes are senior, unsecured debt of the issuer and, as such, any market-linked return and payments at maturity are subject to issuer's credit risk
- **Complex Investments:** Notes have some complex features and may not be suitable for all investors

RBC CAPITAL MARKETS GUARDED GROWTH: ABSOLUTE RETURN NOTES

ABSOLUTE RETURN BUFFER NOTES – PAYOFF PROFILE AT MATURITY

The following illustrates the hypothetical payouts of an Absolute Return Buffer Note linked to an underlying index and assumes a 20% Buffer and 100% participation.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	5 Years
Underlying	Benchmark Equity Index
Buffer	20%
Absolute Return Feature	Absolute return down to a negative index return of 20%
Upside Participation	100%


Redemption at Maturity
3
1:1 Upside Participation
20% Buffer
1
2
Underlying Performance
Redemption at Maturity

Absolute Return Buffer Note: Return Scenarios at Maturity

Scenarios	Index Return	Note Return*	Note Payoff
1 Index return is negative but not by more than the Buffer Level	-5% -20%	+5% +20%	Absolute Return Feature
2 Index return is less than the Buffer Level	-25% -50%	-5% -30%	1:1 loss from Buffer
3 Index return is positive	+20% +50%	+20% +50%	100% Upside participation

*Note redemption at maturity equals invested principal increased or reduced by the Note Return

ABSOLUTE RETURN BARRIER NOTES – PAYOFF PROFILE AT MATURITY

The following illustrates the hypothetical payouts of an Absolute Return Barrier Note linked to an underlying index and assumes a 30% Barrier and 100% participation.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	5 Years
Underlying	Benchmark Equity Index
Barrier Percentage	30%
Absolute Return Feature	Absolute return down to a negative index return of 30%
Upside Participation	100%


Redemption at Maturity
3
1:1 Upside Participation
30% Barrier
1
2
Underlying Performance
Redemption at Maturity

Absolute Return Barrier Note: Return Scenarios at Maturity

Scenarios	Index Return	Note Return*	Note Payoff
1 Index return is negative but not by more than the Barrier Level	-10% -30%	+10% +30%	Absolute Return Feature
2 Index return is negative by more than the Barrier Percentage (i.e. -30.01% to -100%)	-31% -50%	-31% -50%	1:1 loss from initial level
3 Index return is positive	+20% +50%	+20% +50%	100% Upside participation

*Note redemption at maturity equals invested principal increased or reduced by the Note Return

These examples are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various return scenarios could have on an investor's return at maturity, assuming all other variables remain constant. The actual performance of the Note may bear little relation to the examples shown.

RBC CAPITAL MARKETS GUARDED GROWTH: ABSOLUTE RETURN NOTES

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- Investors could lose some or a substantial portion of their principal if there is a decline in the level of the underlying index. Investors in a Note with a Barrier feature could lose all of their initial investment.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the components of the underlying index or a security directly linked to the underlying index or its components.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the Notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) Latest three months ended April 30, 2018 unless otherwise noted. Excludes Corporate Support. These are non-GAAP measures. For additional information, refer to the Royal Bank of Canada Q2 2018 Investor Presentation (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the notes. The notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

08/18 18-131A

RBC Capital Markets

Enhanced Income: Autocallable Contingent Coupon Barrier Notes

What are the key features of Autocallable Contingent Coupon Barrier Notes?

- Enhanced income potential relative to traditional income-generating investments
- Coupon and maturity payments are contingent upon the performance of one Underlying Asset, typically a single stock an exchange traded fund (ETFs), or broad-based equity index (the "Underlying Asset")
- The Notes can be automatically called by the issuer at fixed intervals, typically quarterly, during the term of the Note
- Payment at Maturity is determined by the performance of the Underlying Asset
- Senior unsecured debt issued by Royal Bank of Canada (RBC)
- Flexibility to be linked to the performance of an individual stock, exchange traded fund (ETFs), or broad-based benchmark equity index
- Complement or an alternative to high yield fixed income investments and/or direct ownership in the Underlying Asset

Why would an investor purchase the Notes?

An investor would allocate a portion of their diversified portfolio to Notes if they:

- **Would like the potential to earn enhanced income**, relative to traditional income generating investments, with exposure to a stock, ETF, or equity index they otherwise already own and/or are moderately bullish on
- **Understand that coupon payments are contingent** upon the performance of the Underlying Asset and that a coupon might not be paid during the term of the Note if the Underlying Asset closes below a specified coupon barrier level on the specified observation dates
- **Are comfortable with full principal at risk** should the level of the Underlying Asset be lower than the principal barrier level at the maturity of the Note
- **Are willing to forgo** any upside participation in the Underlying Asset from its initial level
- **Are comfortable assuming reinvestment risk** should the Note get automatically called before the maturity date
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding the Notes** until their stated maturity if they are not previously called

Selected Risk Factors

- **Potential Loss of Principal:** Investors will lose some or a substantial portion of their initial investment if the Underlying Asset declines by more than the Buffer or Barrier at the maturity of the Note. For Notes with a Barrier, investors could potentially lose all of their initial investment.
- **Contingent coupon payments:** No coupon will be paid if the Underlying Asset closes below the coupon barrier level on the relevant observation dates. Investors may receive no coupons during the term of the Notes
- **Subject to Automatic Call:** Notes automatically called if the level of the Underlying Asset is greater than or equal to its initial level on specified observation dates. If called, investors may be unable to reinvest their proceeds in a product with a comparable coupon
- **Limited Return:** The return on the Notes is limited to the coupon payments, if any. Investors will not participate in any appreciation of the Underlying Asset
- **No Dividends:** Investors do not receive dividends paid by the Underlying Asset
- **Limited Secondary Markets:** Notes may have a limited or no secondary market. Prior to maturity, the price at which the Notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Credit Risk:** Notes are senior, unsecured debt of the issuer and, as such, any market-linked return and payments at maturity are subject to issuer's credit risk
- **Complex Investments:** Notes have some complex features and may not be suitable for all investors

RBC CAPITAL MARKETS **ENHANCED INCOME:** AUTOCALLABLE CONTINGENT COUPON BARRIER NOTES

AUTOCALLABLE CONTINGENT COUPON NOTES LINKED TO THE PERFORMANCE OF A SINGLE STOCK – PAYOFF PROFILE DURING TERM OF NOTE AND AT MATURITY

The following illustrates hypothetical scenarios of holding a Note and assumes a 30% principal and coupon barrier.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	2 years
Underlying	An individual stock
Coupon Barrier Level	70% of the stock's initial price
Principal Barrier Level	70% of the stock's initial price
Coupon	8% per annum; paid only if stock's price is at or above Coupon Barrier Level on the specified quarterly observation dates
Coupon frequency	Quarterly
Autocall Feature	Starting in month 6, automatically called if the Underlying Asset is at or above its initial price on the specified quarterly observation dates

If, on a specified observation date before maturity:	**Quarterly Coupon Payment**	**Called?**	**Note Payoff***
The stock price is less than its initial price and greater than or equal to the coupon barrier level	2%	No	N/A
The stock price is less than the coupon barrier level	0%	No	N/A
The stock price is greater than or equal to its initial price	2%	Yes	Early redemption; full principal is returned
If the Note was never called, then at maturity if:			
The stock price is greater than or equal to the principal barrier level and the coupon barrier	2%	N/A	Full principal is returned
The stock price is less than the principal barrier level and coupon barrier level	0%	N/A	1:1 percentage loss from the stock's initial price

*Payment of principal subject to issuer's credit risk

POTENTIAL RETURN AND AUTOMATIC CALL SCENARIOS PRIOR TO MATURITY


Stock
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2 First Call Date
Q3
Q4
Q5
Q6
Q7
Q8

- On the relevant observation date, the investor will receive a coupon of 2% for Q1 and 2% for Q2 since the stock price is above the barrier of 70%
- The Note will be called from the investor at the Q2 call date at 100% of their principal amount because the stock price is above 100% of its initial value


Stock
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2 First Call Date
Q3
Q4
Q5
Q6
Q7
Q8

- On the relevant observation date, the investor will not receive a coupon in Q1 because the stock price is below the barrier level. The investor will receive a coupon of 2% for Q2, and a coupon of 2% for Q3 since the stock price is above the barrier of 70% on each respective date
- The Note will be called from the investor at the Q3 call date at 100% of their principal value because the stock price is above 100% of its initial value

POTENTIAL RETURN SCENARIOS AT MATURITY IF NEVER CALLED


Stock
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2 First Call Date
Q3
Q4
Q5
Q6
Q7
Q8

- On the relevant observation date, the investor will receive a coupon of 2% only for Q8 since the stock price is above the barrier of 70% on such date
- At maturity, the investor will receive back 100% of their principal, since the stock price is above the barrier of 70%


Stock
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2 First Call Date
Q3
Q4
Q5
Q6
Q7
Q8

- No coupons are paid during the term of the Note since the stock's closing price was always below the barrier of 70% on each observation date
- At maturity, since the stock's return is -40% (below the barrier) the investor will fully participate in the decline of the stock and thus their return in the Note will be 60% of their principal

RBC CAPITAL MARKETS **ENHANCED INCOME:** AUTOCALLABLE CONTINGENT COUPON BARRIER NOTES

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- Investors could lose some or all of their principal if there is a decline in the level of the Underlying Asset below the principal barrier level and are not called to maturity.
- The Notes will automatically be called if the level of the Underlying Asset is greater than or equal to its initial level on specified observation dates. If called, investors may be unable to reinvest their proceeds in a product providing them a comparable return.
- The return potential of the Notes is limited to the contingent coupons, regardless of the appreciation of the Underlying Asset. There may be no coupon payments on the Notes. Additionally, if the Notes are called prior to maturity, investors will not receive any further coupons or other payments after the call settlement date.
- The payment at maturity for the Notes is determined only by reference to performance of the Underlying Asset. All payments on the Notes will be determined by reference to the Underlying Asset.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn through a direct investment in the underlying stock or on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the Underlying Asset or a security directly linked to the Underlying Asset.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the Notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) As of April 30, 2018 (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the Notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the Notes. The Notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

08/18 18-115A

RBC Capital Markets

Guarded Growth: Barrier Enhanced Return Notes

What are the key features of Barrier Enhanced Return Notes?

- **Contingent protection against a market correction** of usually 25-50% (Barrier Percentage), depending on the terms of the note and subject to the credit risk of the issuer[1]
- **Upside outperformance** in moderately bullish or bullish return environments through enhanced participation
- **Senior unsecured debt** issued by Royal Bank of Canada (RBC)
- **Flexibility** to be linked to the performance of a broad-based benchmark equity index (the "underlying index"), such as the S&P 500® Index, and/or other underlying indexes, sectors and single stocks
- **Complement or an alternative** to traditional equity investments such as ETFs and mutual funds for their potential for outperformance in moderately bullish or bullish return environments
- **Ability to include other features**, such as a "Booster", absolute return, or greater enhanced participation (subject to a cap)

Why would an investor purchase Barrier Enhanced Return Notes?

An investor would allocate a portion of their diversified portfolio to Barrier Notes if they:

- **Are concerned about a market decline** and want to eliminate their exposure down to a specified negative performance of the underlying index
- **Want enhanced participation in market gains** with the potential to outperform, depending on the terms of the note
- **Are comfortable with full principal at risk** should the return of the underlying index be negative by more than the Barrier Percentage at the maturity of the note
- **Are interested in an investment that may generate** long-term capital gain or loss for U.S. federal income tax purposes if they hold the note for more than one year
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding** the notes until their stated maturity

Selected Risk Factors

- **Potential Loss of Principal:** Investors will lose some or all of their initial investment if the return of the underlying index is below the Barrier Percentage at maturity
- **No Dividends:** Investors do not receive dividends paid by the underlying index or its constituent stocks
- **Limited Secondary Markets:** Notes may have a limited or no secondary market. Prior to maturity, the price at which the notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Credit Risk:** Notes are senior, unsecured debt of the issuer and, as such, any market-linked return and payments at maturity are subject to issuer's credit risk
- **Complex Investments:** Notes have some complex features and may not be suitable for all investors

BARRIER ENHANCED RETURN NOTES – PAYOFF PROFILE AT MATURITY

The following illustrates the hypothetical payouts of a Barrier Enhanced Return Note linked to an underlying index and assumes a 30% barrier and 150% participation.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	5 Years
Underlying	Benchmark Equity Index
Barrier Percentage	30%
Upside Participation	150%


2
1
3
Redemption at Maturity
150%
Participation
30% Barrier
Percentage
Underlying
Performance
Underlying Performance
Redemption at Maturity

BARRIER ENHANCED RETURN NOTE: RETURN SCENARIOS AT MATURITY

Scenarios	Index Return	Note Return*	Note Payoff
1 Index return is negative but not by more than the Barrier Percentage	-15% -25%	0% 0%	Barrier Protection
2 Index return is negative by more than the Barrier Percentage (i.e. -30.01% to -100%)	-31% -51%	-31% -51%	1:1 loss from initial level
3 Index return is positive	+20% +50%	+30% +75%	Upside outperformance

*Note redemption at maturity equals invested principal increased or reduced by the Note Return

These examples are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various return scenarios could have on an investor's return at maturity, assuming all other variables remain constant. The actual performance of the note may bear little relation to the examples shown.

RBC CAPITAL MARKETS GUARDED GROWTH: BARRIER ENHANCED RETURN NOTES

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- Investors could lose some or all of their principal if there is a decline in the level of the underlying index.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the components of the underlying index or a security directly linked to the underlying index or its components.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) Latest three months ended April 30, 2018 unless otherwise noted. Excludes Corporate Support. These are non-GAAP measures. For additional information, refer to the Royal Bank of Canada Q2 2018 Investor Presentation (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the notes. The notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

08/18 18-129A

RBC Capital Markets

Guarded Growth: Buffered Enhanced Return Notes

What are the key features of Buffered Enhanced Return Notes?

- **Partial principal protection against a market correction:** limits exposure to a market correction of usually 10-25% (Buffer), depending on the note and subject to the credit risk of the issuer[1]
- **Upside outperformance** in moderately bullish or bullish return environments through enhanced participation
- **Senior unsecured debt** issued by Royal Bank of Canada (RBC)
- **Flexibility** to be linked to the performance of a broad-based benchmark equity index (the "underlying index"), such as the S&P 500® Index, and/or other underlying indexes, sectors and single stocks
- **Complement or an alternative** to traditional equity investments such as ETFs and mutual funds for their potential for outperformance in moderately bullish or bullish return environments
- **Ability to include other features**, such as a "Booster", absolute return, or greater enhanced participation (subject to a cap)

Why would an investor purchase Buffered Enhanced Return Notes?

An investor would allocate a portion of their diversified portfolio to Buffered Notes if they:

- **Are concerned about a market decline** and want to partially limit their downside exposure
- **Want enhanced participation in market gains** with the potential to outperform, depending on the terms of the note
- **Are comfortable with partial principal at risk** should the level of the underlying index be lower than the Buffer at the maturity of the note
- **Are interested in an investment that may generate** long-term capital gain or loss for U.S. federal income tax purposes if they hold the note for more than one year
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding** the notes until their stated maturity

Selected Risk Factors

- **Potential Loss of Principal:** Investors will lose some or a substantial portion of their initial investment if the underlying index declines by more than the Buffer at the maturity of the note
- **No Dividends:** Investors do not receive dividends paid by the underlying index or its constituent stocks
- **Limited Secondary Markets:** Notes may have a limited or no secondary market. Prior to maturity, the price at which the notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Credit Risk:** Notes are senior, unsecured debt of the issuer and, as such, any market-linked return and payments at maturity are subject to issuer's credit risk
- **Complex Investments:** Notes have some complex features and may not be suitable for all investors

BUFFERED ENHANCED RETURN NOTES – PAYOFF PROFILE AT MATURITY

The following illustrates the hypothetical payouts of a Buffered Enhanced Return Note linked to an underlying index and assumes a 20% Buffer and 150% participation.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	5 Years
Underlying	Benchmark Equity Index
Buffer	20%
Upside Participation	150%



2
1
3
Redemption at Maturity
150% Participation
Underlying Performance
20% Buffer
Underlying Performance
Redemption at Maturity

BUFFERED ENHANCED RETURN NOTE: RETURN SCENARIOS AT MATURITY

Scenarios	Index Return	Note Return*	Note Payoff
1 Index return is less than the initial level but greater than or equal to the Buffer	-5% -20%	0% 0%	Buffered Protection
2 Index return is less than the Buffer	-25% -50%	-5% -30%	1:1 loss from Buffer
3 Index return is greater than the initial level	+20% +50%	+30% +75%	Upside outperformance

*Note redemption at maturity equals invested principal increased or reduced by the Note Return

These examples are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various return scenarios could have on an investor's return at maturity, assuming all other variables remain constant. The actual performance of the note may bear little relation to the examples shown.

RBC CAPITAL MARKETS GUARDED GROWTH: BUFFERED ENHANCED RETURN NOTES

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- Investors could lose some or a substantial portion of their principal if there is a decline in the level of the underlying index.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the components of the underlying index or a security directly linked to the underlying index or its components.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) Latest three months ended April 30, 2018 unless otherwise noted. Excludes Corporate Support. These are non-GAAP measures. For additional information, refer to the Royal Bank of Canada Q2 2018 Investor Presentation (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the notes. The notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

08/18 18-127A

RBC Capital Markets

Enhanced Income: Autocallable Contingent Coupon Barrier Notes (Lesser Performing)

What are the key features of Autocallable Contingent Coupon Barrier Notes (Lesser Performing) ("Notes")?

- **Enhanced income potential** relative to traditional income-generating investments
- **Coupon and maturity payments are contingent** upon the performance of multiple underlying assets, typically single stocks, exchange traded funds (ETFs), or broad-based equity indexes (the "underlying assets")
- **The Notes can be automatically called** by the issuer at fixed intervals, typically quarterly, during the term of the note
- **Payment at Maturity is determined** by reference only to the lesser performing underlying asset
- **Senior unsecured debt** issued by Royal Bank of Canada (RBC)
- **Flexibility** to be linked to the performance of multiple individual stocks, exchange traded funds (ETFs), or broad-based benchmark equity indexes
- **Complement or an alternative** to high yield fixed income investments and/or direct ownership in the underlying assets

Why would an investor purchase the Notes?

An investor would allocate a portion of their diversified portfolio to Notes if they:

- **Would like the potential to earn enhanced income**, relative to traditional income generating investments, with exposure to stocks, ETFs, or equity indexes they otherwise already own and/or are moderately bullish on
- **Understand that coupon payments are contingent** upon the performance of least performing of the underlying assets and that a coupon might not be paid during the term of the note if any of the underlying assets close below a specified coupon barrier level on the specified observation dates
- **Are comfortable with full principal at risk** should the level of the least performing underlying asset be lower than the principal barrier level at the maturity of the Note
- **Are willing to forgo** any upside participation in the underlying assets from their initial levels
- **Are comfortable assuming reinvestment risk** should the Note get automatically called before the maturity date
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding the Notes** until their stated maturity if they are not previously called

Selected Risk Factors

- **Potential Loss of Principal:** Investors will lose some or all of their initial investment if the return of any of the underlying assets is below the principal barrier level at maturity and has not been previously called. This will be the case even if the other underlying assets perform better. The return is not determined by reference to a basket of underlying assets
- **Contingent coupon payments:** No coupon will be paid if any of the underlying assets closes below the coupon barrier level on the relevant observation dates. Investors may receive no coupons during the term of the Notes
- **Subject to Automatic Call:** Notes automatically called if the level of all of the underlying assets are greater than or equal to their respective initial levels on specified observation dates. If called, investors may be unable to reinvest their proceeds in a product with a comparable coupon
- **Limited Return:** The return on the Notes is limited to the coupon payments, if any. Investors will not participate in any appreciation of the underlying assets
- **No Dividends:** Investors do not receive dividends paid by the underlying assets
- **Limited Secondary Markets:** Notes may have a limited or no secondary market. Prior to maturity, the price at which the Notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Credit Risk:** Notes are senior, unsecured debt of the issuer and, as such, any market-linked return and payments at maturity are subject to issuer's credit risk
- **Complex Investments:** Notes have some complex features and may not be suitable for all investors

RBC CAPITAL MARKETS **ENHANCED INCOME:** AUTOCALLABLE CONTINGENT COUPON BARRIER NOTES (LESSER PERFORMING)

AUTOCALLABLE CONTINGENT COUPON NOTES LINKED TO THE LESSER PERFORMING OF MULTIPLE UNDERLYING ASSETS – PAYOFF PROFILE DURING TERM OF NOTE AND AT MATURITY

The following illustrates hypothetical scenarios of holding a Note and assumes a 30% principal and coupon barrier.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	2 years
Underlying	Two equity indexes
Coupon Barrier Level	70% of initial value of each index
Principal Barrier Level	70% of initial value of each index
Coupon	8% p.a.; paid only if level of the lesser performing index is at or above Coupon Barrier Level on the specified quarterly observation dates
Coupon frequency	Quarterly
Autocall Feature	Starting in month 6, automatically called if the level of both indexes are at or above their initial levels on the specified quarterly observation dates

If, on a specified observation date before maturity:	Quarterly Coupon Payment	Called?	Note Payoff*
The lesser performing of the indexes is less than its initial level and greater than or equal to the coupon barrier level	2%	No	N/A
The lesser performing of the indexes is less than the coupon barrier level	0%	No	N/A
Both indexes are greater than or equal to their initial levels	2%	Yes	Early redemption; full principal is returned
If the note was never called, then at maturity if:			
The lesser performing of the indexes is greater than or equal to the principal barrier level and the coupon barrier	2%	N/A	Full principal is returned
The lesser performing of the indexes is less than the principal barrier level and coupon barrier level	0%	N/A	1:1 percentage loss from initial value, based on lesser performing index

*Payment of principal subject to issuer's credit risk

POTENTIAL RETURN AND AUTOMATIC CALL SCENARIOS PRIOR TO MATURITY


Index 1
Index 2
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2
Q3
Q4
Q5
Q6
Q7
Q8
First Call Date

- On the relevant observation date, the investor will receive a coupon of 2% for Q1 and 2% for Q2 since both Indexes are above the barrier of 70%
- The note will be called from the investor at the Q2 call date at 100% of their principal amount because both indexes are above 100% of their initial value


Index 1
Index 2
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2
Q3
Q4
Q5
Q6
Q7
Q8
First Call Date

- On the relevant observation date, the investor will receive a coupon of 2% for Q1, a coupon of 2% for Q2, and a coupon of 2% for Q3 since both indexes are above the barrier of 70% on each respective date
- The note will be called from the investor at the Q3 call date at 100% of their principal value because both Indexes are above 100% of their initial value

POTENTIAL RETURN SCENARIOS AT MATURITY IF NEVER CALLED


Index 1
Index 2
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2
Q3
Q4
Q5
Q6
Q7
Q8
First Call Date

- On the relevant observation date, the investor will receive a coupon of 2% *only* for Q8 since both indexes are above the barrier of 70% on such date
- At maturity, the investor will receive back 100% of their principal, as both indexes are above the barrier of 70%, but below 100% of their initial value


Index 1
Index 2
Barrier
Initial
120%
110%
100%
90%
80%
70%
60%
50%
Trade Date
Q1
Q2
Q3
Q4
Q5
Q6
Q7
Q8
First Call Date

- No coupons are paid during the term of the note since the closing price of the lesser performing index was always below the barrier of 70% on each observation date
- At maturity, since the return of Index 1 is -40% (below the barrier) the investor will fully participate in the decline of this index, regardless of the performance of Index 2, and thus their return in the note will be 60% of their principal

RBC CAPITAL MARKETS **ENHANCED INCOME:** AUTOCALLABLE CONTINGENT COUPON BARRIER NOTES (LESSER PERFORMING)

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- Investors could lose some or all of their principal if there is a decline in the level of any of the underlying assets below the principal barrier level and are not called prior to maturity.
- The Notes will be automatically called if the level of each underlying asset is greater than or equal to its initial level on specified observation dates. If called, investors may be unable to reinvest their proceeds in a product providing a comparable return.
- The return potential of the Notes is limited to the contingent coupons, regardless of the appreciation of any of the underlying assets. There may be no coupon payments on the Notes. Additionally, if the Notes are called prior to maturity, investors will not receive any further coupons or other payments after the call settlement date.
- The payment at maturity for the Notes is determine only by reference to the lesser performing underlying assets, even if he other underlying assets perform better. All payments on the Notes will be determined by reference to each underlying assets individually, not to a basket.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn through a direct investment in the underlying stock or on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the underlying assets or a security directly linked to the underlying assets.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) Latest three months ended April 30, 2018 unless otherwise noted. Excludes Corporate Support. These are non-GAAP measures. For additional information, refer to the Royal Bank of Canada Q2 2018 Investor Presentation (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the notes. The notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

08/18 18-132A

RBC Capital Markets

Enhanced Growth: Booster Notes

What are the key features of Booster Notes?

- **Potential to outperform equity markets** in moderately bullish return environments, participate fully in bull markets, and assume similar downside risk to owning equities outright
- **Senior unsecured debt** issued by Royal Bank of Canada (RBC)
- **Flexibility** to be linked to the performance of a broad-based benchmark equity index (the "underlying index"), such as the S&P 500® Index, and/or other underlying indexes, sectors and single stocks
- **Complement or an alternative** to traditional equity investments such as ETFs and mutual funds for their potential for outperformance in moderately bullish return environments

Why would an investor purchase Booster Notes?

An investor would allocate a portion of their diversified portfolio to Booster Notes if they:

- **Are moderately bullish** on the underlying index during the term of the Booster Note and want to potentially outperform it
- **Want to fully participate** in market gains where the return of the underlying index is greater than the Booster
- **Are comfortable with their full principal at risk** should the level of the underlying index be lower at the maturity of the Booster Note
- **Are interested in an investment that may generate** long-term capital gain or loss for U.S. federal income tax purposes if they hold the note for more than one year
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding** the Notes until their stated maturity

Selected Risk Factors

- **Potential Loss of Principal:** Investors will lose some or all of their initial investment if the return of the underlying index is negative at maturity
- **No Dividends:** Investors do not receive dividends paid by the underlying index or its constituent stocks
- **Limited Secondary Markets:** Booster Notes may have a limited or no secondary market. Prior to maturity, the price at which the Notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Credit Risk:** Booster Notes are senior, unsecured debt of the issuer and, as such, any market-linked return and payments at maturity are subject to issuer's credit risk
- **Complex Investments:** Booster Notes have some complex features and may not be suitable for all investors

BOOSTER NOTES – PAYOFF PROFILE AT MATURITY

The following illustrates the hypothetical payouts of a Booster Note linked to an underlying index and assumes a +45% Booster.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	3 Years
Underlying	Benchmark Equity Index
Upside	+45% Booster; 100% uncapped participation thereafter
Downside	1:1 (no protection)


3
1
2
Redemption at Maturity
Underlying Performance
Redemption at Maturity
45%
Booster
Underlying Performance

BOOSTER NOTE: RETURN SCENARIOS AT MATURITY

Scenarios	Index Return		Note Return*	Note Payoff
1 Index return is greater than or equal to 0% but less than or equal to the Booster	+2% +43%	→ →	+45% +45%	Booster
2 Index return is greater than the Booster	+46% +75%	→ →	+46% +75%	Index Performance
3 Index return is negative	-20% -60%	→ →	-20% -60%	1-for-1 loss

*Note redemption at maturity equals invested principal increased or reduced by the Note Return

These examples are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various return scenarios could have on an investors' return at maturity, assuming all other variables remain constant. The actual performance of the note may bear little relation to the examples shown.

RBC CAPITAL MARKETS ENHANCED GROWTH: BOOSTER NOTES

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- Investors could lose some or all of their principal if there is a decline in the level of the underlying index.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the components of the underlying index or a security directly linked to the underlying index or its components.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) Latest three months ended April 30, 2018 unless otherwise noted. Excludes Corporate Support. These are non-GAAP measures. For additional information, refer to the Royal Bank of Canada Q2 2018 Investor Presentation (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the notes. The notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

08/18 18-130A

RBC Capital Markets

Principal Return Notes

What are the key features of Principal Return Notes?

- **Full return of principal in a market correction:** investors receive their full invested principal, subject to the credit of the issuer, even if the performance of the underlying index is negative at the maturity of the note
- **Upside Performance** in a rising market environment through partial, full, or enhanced participation, depending on the terms of the note
- **Senior unsecured debt** issued by Royal Bank of Canada (RBC)
- **Flexibility** to be linked to the performance of a broad-based benchmark equity index (the "underlying index"), such as the S&P 500® Index, and/or other underlying indexes, sectors and single stocks
- **Complement or an alternative** to traditional equity investments such as ETFs and mutual funds for their potential for outperformance in bearish market environments

Why would an investor purchase Principal Return Notes?

An investor would allocate a portion of their diversified portfolio to Principal Return Notes if they:

- **Are concerned about a market decline** and want to eliminate their downside market exposure
- **Want participation in market gains** with the potential in some cases to match or exceed the performance of the underlying index (excluding dividends), depending on the terms of the note
- **Are comfortable with assuming the credit risk** of the issuer, Royal Bank of Canada
- **Are comfortable with holding** the notes until their stated maturity

Selected Risk Factors

- **Credit Risk:** Notes are senior, unsecured debt of the issuer and, as such, any return of principal, market-linked return and payments at maturity are subject to issuer's credit risk
- **No Dividends:** Investors do not receive dividends paid by the underlying index or its constituent stocks
- **Limited Secondary Markets:** Notes may have a limited or no secondary market. Prior to maturity, the price at which the notes can be sold, if at all, may be at a substantial discount from the principal amount
- **Complex Investments:** Notes have some complex features and may not be suitable for all investors

PRINCIPAL RETURN NOTES – PAYOFF PROFILE AT MATURITY

The following illustrates the hypothetical payouts of a Principal Return Note linked to an underlying index and assumes 100% participation.

Hypothetical Example

Issuer	Royal Bank of Canada
Term	5 Years
Underlying	Benchmark Equity Index
Principal Return at Maturity	100%, subject to the credit risk of the issuer
Upside Participation	100% uncapped


1
2
Redemption at Maturity
100% Participation
Underlying Performance
Underlying Performance
Redemption at Maturity

PRINCIPAL RETURN NOTES: RETURN SCENARIOS AT MATURITY

Scenarios	Index Return		Note Return*	Note Payoff†
1 Index return is flat or negative	-10% -40%	→ →	0% 0%	Full return of Principal
2 Index return is positive	+20% +50%	→ →	+20% +50%	Full upside participation

*Note redemption at maturity equals invested principal increased by the Note Return † Payment of principal subject to issuer's credit risk

These examples are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various return scenarios could have on an investor's return at maturity, assuming all other variables remain constant. The actual performance of the note may bear little relation to the examples shown.

RBC CAPITAL MARKETS PRINCIPAL RETURN NOTES

About Royal Bank of Canada (RBC)

- 5th largest bank in N. America, by market capitalization[1]
- Well-diversified, global financial institution with over 80,000 employees in 40+ countries servicing over 16 million clients
- Approximately US$954billion in total assets[2]
- One of the highest rated banks globally (S&P AA- / Moody's Aa2)[3]

Selected Risk Factors

An investment in the Notes involves significant risks that will be explained in the applicable offering documents. Before investing in a Note investors should carefully read the offering documents to understand the potential risks. Some general risk considerations for Notes include, but are not limited to the following:

- The Notes are unsecured debt obligations of RBC. Investors are dependent on the ability of RBC to pay all amounts due on the Notes, and therefore they are subject to RBC's credit risk and to changes in the market's view of the creditworthiness of RBC.
- If the level of the underlying index at maturity is less than the initial level, investors will not receive any positive return on the Notes.
- Notes are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of RBC or its affiliates. Therefore, the estimated initial value (EIV) of a Note on the issue date will be less than the issue price that an investor pays for the Note. Any EIV of a Note does not represent RBC's estimate of the future value of the Note, or any price for which an investor may be able to sell it.
- The Notes will not be listed on any securities exchange. RBC and its affiliates are not obligated to maintain a secondary market and may cease market-making activities at any time. Any secondary market may not provide significant liquidity or trade at prices advantageous to the investor.
- The return on the Notes may be lower than the return investors could earn on other investments during the same term. The return on the Notes may be less than the return investors could earn if it bought a conventional debt security of RBC.
- Investing in the Notes is not the same as owning the components of the underlying index or a security directly linked to the underlying index or its components. For example, investors will not receive the benefit of any dividends. In some cases the upside participation rate may be less than 100%. In such a case, if the final level of the underlying index exceeds the initial level, the amount investors receive at maturity will be less than the amount they would otherwise receive if they invested in a security directly linked to the underlying asset.
- The activities of RBC or its affiliates may conflict with investor's interests and may adversely affect the value of the Notes. Also an affiliate of RBC will serve as the calculation agent for the Notes who will exercise its judgment when performing its functions. Since the decisions the calculation agent makes will affect the payments on the notes, the calculation agent may have a conflict of interest with respect to such decisions.
- Many economic and market factors will influence the value of the Notes.
- Significant aspects of the tax treatment of Notes may be complex and uncertain. Investors should consult with their tax advisor before investing in any Notes to determine the effects of their individual circumstances.
- The Notes have complex features and may not be suitable for all investors.

rbccm.com

(1) US$110 billion, as of April 30, 2018, per International Financial Reporting Standards (IFRS) (2) Latest three months ended April 30, 2018 unless otherwise noted. Excludes Corporate Support. These are non-GAAP measures. For additional information, refer to the Royal Bank of Canada Q2 2018 Investor Presentation (3) A credit rating reflects the creditworthiness of RBC is not a recommendation to buy, sell or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not provide an indication of the expected performance of the notes. The notes themselves will not be independently rated. Each rating should be evaluated independently of any other rating.

The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. RBC Capital Markets is a registered trademark of Royal Bank of Canada. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE, and SIPC); RBC Dominion Securities, Inc. (member IIROC and CIPF), RBC Europe Limited (authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority), Royal Bank of Canada – Sydney Branch (ABN 86 076 940 880) and RBC Capital Markets (Hong Kong) Limited (regulated by SFC). ® Registered trademark of Royal Bank of Canada. Used under license. © Copyright 2016. All rights reserved.

This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering. Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for any offering to which this document relates. Before you invest, you should read those documents and the other documents relating to the offering that we have filed with the SEC for more complete information about us and the offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in the offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-688-2301.

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